    As filed with the Securities and Exchange Commission on April 30, 1998

                                                 Registration No. 333-__________

                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.   20549

                                   FORM S-3

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         BARRETT RESOURCES CORPORATION
             ----------------------------------------------------
            (Exact Name of Registrant as Specified in Its Charter)

                                   Delaware
         ------------------------------------------------------------
        (State or Other Jurisdiction of Incorporation or Organization)

                                  84-0832476
                      ----------------------------------
                     (I.R.S. Employer Identification No.)

                   1515 Arapahoe Street, Tower 3, Suite 1000
                           Denver, Colorado   80202
                                (303) 572-3900
--------------------------------------------------------------------------------
   (Address, Including Zip Code, and Telephone Number, Including Area Code,
                 of Registrant's Principal Executive Offices)

    Eugene A. Lang, Jr., Esquire, Senior Vice President and General Counsel
                         Barrett Resources Corporation
                   1515 Arapahoe Street, Tower 3, Suite 1000
                           Denver, Colorado   80202
                                (303) 572-3900
--------------------------------------------------------------------------------
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent For Service)

                                  Copies to:

                          Alan L. Talesnick, Esquire
                          Francis B. Barron, Esquire
                          Bearman Talesnick & Clowdus
                           Professional Corporation
                            1200 Seventeenth Street
                            Denver, Colorado 80202
                                (303) 572-6500

          Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective as determined by market conditions.

          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

          If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                        CALCULATION OF REGISTRATION FEE
================================================================================
                                                         Proposed
                                         Proposed        maximum
  Title of each class                 Maximum Offering   aggregate    Amount of
  of securities to be   Amount to Be     Price Per       offering   registration
      registered         Registered       Share          price (1)      fee
================================================================================
Common Stock              260,917        $36.125         9,425,627     $2,781

$.01 par value
--------------------------------------------------------------------------------
TOTAL                     260,917        $36.125         9,425,627     $2,781
================================================================================

     (1) Calculated based upon the average of the high and low prices of the Company's Common Stock on April 27, 1998 as reported on the New York Stock Exchange.

                        ______________________________

          The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that the Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BUT HAS NOT YET BECOME EFFECTIVE. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                  SUBJECT TO COMPLETION, DATED APRIL 30, 1998


PROSPECTUS
----------

                                260,917 SHARES

                         BARRETT RESOURCES CORPORATION

                                 COMMON STOCK
                               ($.01 Par Value)

                               ----------------

          This Prospectus relates to 260,917 shares (the "Shares") of the $.01 par value common stock (the "Common Stock") of Barrett Resources Corporation (the "Company") being offered for sale by certain Stockholders (the "Selling Stockholders") who acquired restricted shares of the Company's Common Stock in a transaction exempt from registration pursuant to federal and state securities laws. See "OFFERING BY SELLING STOCKHOLDERS". The Shares offered by this Prospectus may be sold from time to time by the Selling Stockholders. No underwriting arrangements have been entered into by the Selling Stockholders. The distribution of the Shares by the Selling Stockholders may be offered in one or more transactions that may take place on the New York Stock Exchange (the "NYSE"), including ordinary broker's transactions, privately-negotiated transactions or through sales to one or more dealers for resale of such Shares as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Stockholders in connection with sales of the Shares by Selling Stockholders. See "OFFERING BY SELLING STOCKHOLDERS".

          The Company's Common Stock is traded on the NYSE under the symbol BRR. On April 29, 1998, the last sale price of the Common Stock as reported by the NYSE was $37.25 per share. See "RISK FACTORS".

          SEE "RISK FACTORS" FOR CERTAIN CONSIDERATIONS RELEVANT TO AN INVESTMENT IN THE COMMON STOCK OFFERED HEREBY.

          The Company will receive no proceeds from the sales of the Shares by the Selling Stockholders. The Shares may be offered from time to time by the Selling Stockholders through ordinary brokerage transactions on the NYSE, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

          The expenses of the offering described in this Prospectus, which are payable by the Company, are estimated to be approximately $30,000.

                The date of this Prospectus is April ____, 1998.

                               ----------------

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT IN CONNECTION WITH THE OFFER CONTAINED HEREIN. THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT DOES NOT CONSTITUTE AN OFFER IN ANY JURISDICTION IN WHICH SUCH OFFER MAY NOT LAWFULLY BE MADE.


                             ---------------------

                             AVAILABLE INFORMATION

          This Prospectus constitutes a part of a Registration Statement on Form S-3 (herein together with all amendments thereto referred to as the "Registration Statement") filed by the Company with the Commission under the Securities Act of 1933, as amended. This Prospectus does not contain all the information set forth in the Registration Statement and exhibits thereto, and statements included in this Prospectus as to the content of any contract or other document referred to are not necessarily complete. For further information, reference is made to the Registration Statement and to the exhibits and schedules filed therewith. All these documents may be inspected at the Commission's principal office in Washington, D.C. without charge, and copies of them may be obtained from the Commission upon payment of prescribed fees. Statements contained in this Prospectus as to the contents of any contract or other document filed as an exhibit to the Registration Statement are not necessarily complete, and in each instance reference is hereby made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

          The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and, in accordance therewith files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, Room 1024 and at the following Regional Offices of the Commission: 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and 7 World Trade Center, 13th Floor, New York, New York 10048. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the Commission's Web site is http://www.sec.gov. Copies of such material also can be obtained at prescribed rates by writing to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, such material may be inspected and copied at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The following documents that previously were, or are required in the future to be, filed with the Commission (File No. 1-13446) pursuant to the 1934 Act are incorporated herein by reference:

          (i) the Company's Annual Report on Form 10-K for the year ended December 31, 1997;

          (ii) the description of the Company's Common Stock contained in the Company's registration statement on Form 8-A as filed with the Commission on October 27, 1994;

          (iii) the description of the Company's Preferred Stock Purchase Rights (the "Rights") contained in the Company's Registration Statement on Form 8-A as filed with the Commission on August 12, 1997;

          (iv) the Company's Proxy Statement dated April 3, 1998 concerning the Company's Annual Meeting of Stockholders to be held April 30, 1998; and

          (v) all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities.

          Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that such statement is modified or replaced by a statement contained in this Prospectus or in any other subsequently filed document that also is or is deemed to be incorporated by reference into this Prospectus. Any such statement so modified or superseded shall not be deemed, except as so modified or replaced, to constitute a part of this Prospectus. The Company will provide without charge to each person to whom a copy of this Prospectus has been delivered, upon the written or oral request of any such person, a copy of any or all of the documents referred to above that have been or may be incorporated in this Prospectus by reference, other than exhibits to such documents. Written or oral requests for such copies should be directed to Secretary, Barrett Resources Corporation, 1515 Arapahoe Street, Tower 3, Suite 1000, Denver, Colorado 80202,
(303) 572-3900.

                DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

          This Prospectus includes "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical facts included or incorporated in this Prospectus, including without limitation statements regarding the Company's financial position, reserve quantities and net present values, business strategy, plans and objectives of management of the Company for future operations, capital expenditures, and covenant compliance, are forward-looking statements. Although the Company believes that the expectations reflected in the forward-looking statements and the assumptions upon which such forward-looking statements are based are reasonable, it can give no assurance that such expectations and assumptions will prove to have been correct. Reserve estimates are generally different from the quantities of oil and natural gas that are ultimately recovered. Additional important factors that could cause actual results to differ materially from the Company's expectations ("Cautionary Statements") are disclosed in this Prospectus and the documents incorporated in this Prospectus. All written and oral forward-looking statements attributable to the Company or persons acting on its behalf subsequent to the date of this Prospectus are expressly qualified in their entirety by the Cautionary Statements.

                              PROSPECTUS SUMMARY

          The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this Prospectus and in the financial statements and other documents incorporated by reference into this Prospectus. As used herein, the "Company" or "Barrett" means Barrett Resources Corporation and its subsidiaries unless the context requires otherwise. Unless otherwise indicated, all references to annual or quarterly periods refer to the Company's fiscal year ending December 31. Unless otherwise indicated herein, the information in this Prospectus, and in the documents incorporated by reference in this Prospectus, includes the effects of the restatement of the Company's financial, operating and reserve information to include Plains Petroleum Company ("Plains") on a combined basis effective for all periods as a result of the July 18, 1995 merger with Plains, which was accounted for as a pooling of interests. Investors should carefully consider the information set forth under the heading "RISK FACTORS".

                                  THE COMPANY

          The Company is an independent natural gas and crude oil exploration and production company with core areas of activity in the Rocky Mountain Region of Colorado, Wyoming and Utah; the Mid-Continent Region of Kansas, Oklahoma, New Mexico and Texas; and the Gulf of Mexico Region of offshore Texas and Louisiana. The Company also owns interests in and operates a natural gas gathering system, a 27-mile pipeline and a natural gas processing plant in the Piceance Basin in northwestern Colorado. The Company currently is pursuing development projects in the Wind River Basin in Wyoming, the Piceance Basin, the Anadarko and Arkoma Basins in Oklahoma and the Uinta Basin of Utah, and exploration projects in the Wind River and Anadarko Basins, the Gulf of Mexico and the Republic of Peru. At December 31, 1997, the Company's estimated proved reserves were 963.2 Bcfe (88% natural gas and 12% crude oil) with an implied reserve life of 10.7 years based on 1997 total production of 89.9 Bcfe.

          The Company's executive offices are located at 1515 Arapahoe Street, Tower 3, Suite 1000, Denver, Colorado 80202, and its telephone number is (303) 572-3900. The Company maintains additional exploration offices in Tulsa, Oklahoma and Houston, Texas.

                       OFFERING BY SELLING STOCKHOLDERS

          The Selling Stockholders are selling an aggregate of 260,917 Shares of Barrett's Common Stock at prices obtainable on the NYSE or as otherwise negotiated. Each of the Selling Stockholders informed Barrett that he or she does not have any arrangements or agreements with any underwriters or broker/dealers to sell the Shares, and intends to contact various broker/dealers to identify prospective purchasers. Additionally, agents, brokers or dealers may acquire Shares or interests therein as a pledgee and may, from time to time, effect distributions of the Shares or interests in such capacity. Prior to this offering, the Selling Stockholders beneficially owned 260,917 shares, or less than one percent, of Barrett's outstanding Common Stock. If the Selling Stockholders sells all the Shares offered hereby, the Selling Stockholders will not own any shares of the Company's Common Stock after this offering. See "OFFERING BY SELLING STOCKHOLDERS".

          The offering by the Selling Stockholders involves certain risks concerning the nature of the oil and gas business, and other matters. See "RISK FACTORS". The Company will not receive any of the proceeds from the sales of the Shares by the Selling Stockholders.

                                 RISK FACTORS

          Prospective investors should carefully consider, together with the other information herein, the following factors that affect the Company.

VOLATILITY OF PRICES AND AVAILABILITY OF MARKETS

          The Company's revenues, profitability and future rate of growth are dependent in part upon prevailing prices for natural gas and oil, which can be extremely volatile. There can be no assurance that current price levels can be sustained. Prices also are affected by actions of state and local agencies, the United States and foreign governments, and international cartels. These external factors and the volatile nature of the energy markets make it difficult to estimate future prices of natural gas and oil. Any substantial or extended decline in the price of natural gas would have a material adverse effect on the Company's financial condition and results of operations, including reduced cash flow and borrowing capacity. All of these factors are beyond the control of the Company. The marketability of the Company's production depends in part upon the availability, proximity and capacity of natural gas gathering systems, pipelines and processing facilities. Federal and state regulation of natural gas and oil production and transportation, general economic conditions, changes in supply and changes in demand all could adversely affect the Company's ability to produce and market its natural gas and oil. If market factors were to change dramatically, the financial impact on the Company could be substantial. For the year ended December 31, 1997, the Company's production and reserve base were approximately 85% and 88% natural gas, respectively, on an energy equivalent basis. As a result, the Company's earnings and cash flow are more sensitive to fluctuations in the price of natural gas than to fluctuations in the price of oil.

          The Company engages in hedging activities with respect to some of its natural gas and oil production through a variety of financial arrangements designed to protect against price declines, including swaps. To the extent that Barrett engages in such activities, it may be prevented from realizing the benefits of price increases above the levels of the hedges. Risks related to hedging activities include the risk that counterparties to hedge transactions will default on obligations to the Company. The Company maintains a Risk Management Committee to oversee its production hedging and trading activities.

          The Company reports its operations using the full cost method of accounting for natural gas and oil properties. Under full cost accounting rules, the net capitalized costs of natural gas and oil properties may not exceed a "ceiling" limit of the present value of estimated future net revenues from proved reserves, discounted at 10%, plus the lower of cost or fair market value of unproved properties. This rule requires calculating future revenues at unescalated prices in effect as of the end of each fiscal quarter and requires a write-down if the net capitalized costs of the natural gas and oil properties exceed the ceiling limit, even if price declines are temporary. The risk that the Company will be required to write-down the carrying value of its natural gas and oil properties increases when natural gas and oil prices are depressed or unusually volatile. A ceiling limitation write-down is a one-time charge to earnings, which does not impact cash flow from operating activities.

OTHER INDUSTRY AND BUSINESS RISKS

          The Company competes in the areas of natural gas and oil exploration, production, development and transportation with other companies, many of which may have substantially greater financial and other resources. The nature of the natural gas and oil business also involves a variety of risks, including the risks of operating hazards such as fires, explosions, cratering, blow-outs, encountering formations with abnormal pressures and, in horizontal wellbores, the increased risk of mechanical failure and collapsed holes, and damage or loss from adverse weather and seas, the occurrence of any of which could result in losses to the Company. The operation of the Company's natural gas processing plant and its natural gas gathering systems involves certain risks, including explosions and environmental hazards caused by pipeline leaks and ruptures. The effect of these hazards are increased with respect to the Company's Gulf of Mexico activities due to the difficulty of containing leaks and ruptures in offshore locations as well as hazards inherent in marine operations, such as capsizing, grounding, collision and damage from weather or sea conditions or unsound location. In accordance with customary industry practices, the Company maintains insurance against some, but not all, of these risks in amounts that management believes to be reasonable. The occurrence of a significant event that is not fully insured could have a material adverse effect on the Company's financial position. International operations are subject to certain risks, including expropriation of assets, governmental changes in applicable law, policies and contract terms, foreign government approvals, political instability, guerilla activity, payment delays, and currency exchange and repatriation losses.

          The Company's revenues depend on its level of success in acquiring or finding additional reserves. Certain areas in which the Company is engaged in, or planning, significant exploration and development activities are experiencing increased activity by other companies. This may result in shortages of, or delays in the availability of, drilling rigs and other equipment and increased costs as more users pursue available rigs. Except to the extent that the Company acquires properties containing proved reserves or conducts successful exploration and development activities, or both, the proved reserves of the Company will decline as reserves are produced. There can be no assurance that the Company's planned exploration and development projects will result in additional reserves or that the Company will have future success in drilling productive wells.

          Natural gas trading activities involve a high degree of risk because of the inherent uncertainties associated with the natural gas trading process. These uncertainties include the lack of predictability in natural gas prices, risk of non-performance by counterparties, market imperfections caused by regional price differentials, possible lack of liquidity in the trading markets and possible failure of physical delivery. Although the possibility of lower natural gas prices tends to add risk to the Company's exploration and development activities, it is the possibility of unexpected price volatility that represents a primary risk for the Company's natural gas trading activities. In addition, natural gas trading is highly competitive and the Company competes with several other companies, many of which have more experience, personnel and other resources available to them. However, the Company does not believe that any one competitor is dominant in the industry.

ENGINEERS' ESTIMATES OF RESERVES AND FUTURE NET REVENUES

          This Prospectus contains estimates of reserves and of future net revenues which have been prepared by the Company and, have been reviewed by independent petroleum engineers. However, petroleum engineering is not an exact science and involves estimates based on many variable and uncertain factors. Estimates of reserves and of future net revenues prepared by different petroleum engineers may vary substantially depending, in part, on the assumptions made and may be subject to adjustment either up or down in the future. The actual amounts of production, revenues, taxes, development expenditures, operating expenses, and quantities of recoverable natural gas and oil reserves to be encountered may vary substantially from the engineers' estimates. Estimates of reserves also are extremely sensitive to the market prices for natural gas and oil.

GOVERNMENT REGULATION AND ENVIRONMENTAL RISKS

          The production and sale of natural gas and oil are subject to a variety of federal, state and local government regulations that may be changed from time to time in response to economic or political conditions. The regulations concern, among other matters, the prevention of waste, the discharge of materials into the environment, the conservation of natural gas and oil, pollution, permits for drilling operations, drilling bonds, reports concerning operations, the spacing of wells, the unitization and pooling of properties, and various other matters including taxes. The Company currently has a dispute with the Internal Revenue Service. Although the Company believes it will prevail in its position, there can be no assurance of a favorable outcome. Many jurisdictions have at various times imposed limitations on the production of natural gas and oil by restricting the rate of flow for natural gas and oil wells below their actual capacity to produce. In addition, many states have raised state taxes on energy sources and additional increases may occur, although there can be no certainty of the effect that increases in state energy taxes would have on natural gas and oil prices. Although the Company believes it is in substantial compliance with applicable environmental and other government laws and regulations and to date such compliance has not had a material adverse effect on the earnings or competitive position of the Company, there can be no assurance that significant costs for compliance will not be incurred in the future. Compliance with environmental laws, including the preparation of environmental assessments and impact statements, can delay drilling activity, thereby potentially reducing revenue and cash flow.

                       OFFERING BY SELLING STOCKHOLDERS

          The Company is registering the sale of an aggregate of 260,917 Shares of Common Stock by the Selling Stockholders. The Selling Stockholders may sell their Common Stock at such prices as they are able to obtain in the market or as otherwise negotiated. The Company will receive no proceeds from the sale of Common Stock by the Selling Stockholders. Additionally, agents, brokers or dealers may acquire Shares or interests therein as a pledgee and may, from time to time, effect distributions of the Shares or interests in such capacity.

          Each of Edward J. Ackman, Louis C. Bortz, Dr. James S. Dean , William
M. Obering and Gerald M. Quiat was a director and stockholder of Advantage Resources International, Inc. - Peru ("Advantage--Peru") at the time that Advantage--Peru became a wholly-owned subsidiary of the Company in March 1998. In addition, Edward J. Ackman was Chairman of the Board, Dr. James S. Dean was President, Louis C. Bortz was Vice President and Treasurer and Louise Mae Ackman was Secretary and a stockholder at that time.

          The following table sets forth the name of each Selling Stockholder, the number of shares of Common Stock owned by each Selling Stockholder before the offering, the number of shares of Common Stock to be sold by each Selling Stockholder, the number of shares owned by each Selling Stockholder after the offering, and the percentage of shares of Common Stock owned after the offering.


----------------------------------------------------------------------------------------------------
                                    Number Of
                                     Shares
                                    Of Common                          Number Of         Percentage
                                     Stock           Number Of          Shares           Of Shares
                                  Owned Before       Shares To        Owned After       Owned After
      Name                          Offering          Be Sold           Offering          Offering
----------------------------------------------------------------------------------------------------
Bradford C. Ackman                          54              54               0               0
----------------------------------------------------------------------------------------------------
Brian Ackman                                54              54               0               0
----------------------------------------------------------------------------------------------------
Edward J. Ackman                        56,205          56,205               0               0
----------------------------------------------------------------------------------------------------
Louise Mae Ackman                       11,272          10,772             500               *
----------------------------------------------------------------------------------------------------
Louise Mae Ackman,
Custodian for Annarose Bennett              54              54               0               0
----------------------------------------------------------------------------------------------------
Louise Mae Ackman,
Custodian for Margo Bennett                 54              54               0               0
----------------------------------------------------------------------------------------------------
Ronald A. Bookman                          549             549               0               0
----------------------------------------------------------------------------------------------------
Louis C. Bortz                           5,726           4,726           1,000               *
----------------------------------------------------------------------------------------------------
Dr. James S. Dean                       31,253          31,253               0               0
----------------------------------------------------------------------------------------------------
Lewis W. Douglas, Jr.                   28,414          28,414               0               0
----------------------------------------------------------------------------------------------------
Lewis W. Douglas, III                      329             329               0               0
----------------------------------------------------------------------------------------------------
Peggy Jessee Leonard                       329             329               0               0
----------------------------------------------------------------------------------------------------
Amanda M. Obering                          293             293               0               0
----------------------------------------------------------------------------------------------------
John L. Obering                            293             293               0               0
----------------------------------------------------------------------------------------------------
Julie T. Obering,                                                            0               0
----------------------------------------------------------------------------------------------------
Custodian for
Camille V. Obering                         293             293
----------------------------------------------------------------------------------------------------
William M. Obering                      69,670          69,670               0               0
----------------------------------------------------------------------------------------------------
Donald F. Pierini                          787             787               0               0
----------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------
Daniel P. Quiat                          2,900           2,802              98               *
----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
Daniel P. Quiat,
Trustee of the
Audrey R. Quiat Trust                      861             861               0               0
----------------------------------------------------------------------------------------------------
Gerald M. Quiat                         25,017          24,017           1,000               *
----------------------------------------------------------------------------------------------------
James M. Quiat                             861             861               0               0
----------------------------------------------------------------------------------------------------
Leonard E. Quiat                         1,061             861             200               *
----------------------------------------------------------------------------------------------------
Melinda Quiat                              861             861               0               0
----------------------------------------------------------------------------------------------------
Roberta N. Quiat                        20,756          20,756               0               0
----------------------------------------------------------------------------------------------------
Roberta N. Quiat,
Trustee of the
Ilana L. Quiat Trust                       861             861               0               0
----------------------------------------------------------------------------------------------------
Richard Spalding,
Custodian for
Justin Stanley Douglas                     329             329               0               0
----------------------------------------------------------------------------------------------------
Justin A. Stanley, Jr. and
Harlan Stanley                             328             128             200               *
----------------------------------------------------------------------------------------------------
Byron Wells                              4,451           4,451               0               0
----------------------------------------------------------------------------------------------------
TOTALS                                 263,817         260,917           2,900               *
----------------------------------------------------------------------------------------------------

---------------------
*         Less than 1% of the Common Stock outstanding.


                                    EXPERTS

          The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K of the Company for the year ended December 31, 1997 have been so incorporated in reliance on the report of Arthur Andersen LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

          The estimates of the proved reserves of the Company as of each of December 31, 1997 and December 31, 1996, incorporated by reference in this Registration Statement, are based upon a reserve report prepared by the Company and audited by Ryder Scott Company and are incorporated by reference herein upon the authority of that firm as experts in petroleum engineering. The estimates of proved reserves of the Company as of December 31, 1995, incorporated by reference in this Registration Statement, are based upon a reserve report prepared by the Company. Certain portions of this reserve report, exclusive of the reserves held by the Company's Plains Petroleum Company subsidiary, were reviewed by Ryder Scott Company, and the other portions, which are held by the Company's Plains subsidiary, were reviewed by Netherland, Sewell & Associates, Inc., and are incorporated by reference herein upon the authority of each of those firms as experts in petroleum engineering.

          NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                             --------------------

                               TABLE OF CONTENTS

                                                             PAGE
                                                             ----

          Available Information                                 6
          Incorporation Of Certain Documents By Reference       6
          Disclosure Regarding Forward-Looking Statements       7
          Prospectus Summary                                    7
          Offering By Selling Stockholders                      8
          Risk Factors                                          8
          The Company                                           8
          Experts                                              11

                                    PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses Of Issuance And Distribution.
-----------------------------------------------------

          The estimated expenses of the Offering described in this Registration Statement are as follows:

          Registration Fee............................................ $  2,781
          NYSE Additional Listing Fee................................. $ 14,750
          Printing and Engraving Expenses*............................ $  2,000
          Accounting Fees and Expenses*............................... $  2,000
          Legal Fees and Expenses*.................................... $  5,000
          Blue Sky Fees and Expenses*................................. $    500
          Registrar and Transfer Agent Fees*.......................... $    500
          Miscellaneous*.............................................. $  2,469
                                                                         ------
                              Total*:................................. $ 30,000
                                                                         ======
-----------------------
*Estimated

Item 15.  Indemnification Of Directors And Officers.
---------------------------------------------------

          Section 145 of the Delaware General Corporation Law ("DGCL"), inter alia, empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Similar indemnity is authorized for such persons against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of any such threatened, pending or completed action or suit if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors or by independent legal counsel in a written opinion that indemnification is proper because the indemnitee has met the applicable standard of conduct.

          Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145. The Company maintains policies insuring its and its subsidiaries officers and directors against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"), and certain matters for which the Company may not provide indemnification, such as Stockholder derivative suits.

          Article VI of the Bylaws of the Company provides for indemnification of the directors and officers of the Company to the full extent permitted by law, as now in effect or later amended. In addition, the Bylaws provide for indemnification against expenses incurred by a director or officer to be paid by the Company at reasonable intervals in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall be ultimately determined that he is not entitled to be indemnified by the Company. The Bylaws further provide for a contractual cause of action on the part of directors and officers of the Company for indemnification claims that have not been paid by the Company.

          In addition to the general indemnification section, Delaware law provides further protection for directors under Section 102(b)(7) of the General Corporation Law of Delaware. This section was enacted in June 1986 and allows a Delaware corporation to include in its certificate of incorporation a provision that eliminates and limits certain personal liability of a director for monetary damages for certain breaches of the director's fiduciary duty of care, provided that any such provision does not (in the words of the statute) do any of the following:

          "eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of this Title [dealing with willful or negligent violation of the statutory provision concerning dividends and stock purchases and redemptions, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective. . . ."

          The Board of Directors is empowered to make other indemnification as authorized by the Certificate of Incorporation, Bylaws or corporate resolution so long as the indemnification is consistent with the Delaware General Corporation Law.

          The Company also maintains directors and officers insurance that provides protection for directors and officers of the Company against personal liability for wrongful acts, including protection for certain matters for which the Company may not provide indemnification, such as stockholder derivative actions.


Item 16.  Exhibits And Financial Statement Schedules.
----------------------------------------------------

          5 Opinion of legal counsel regarding legality of securities being registered.

          23.1  Consent of Arthur Andersen LLP.

          23.2  Consent of legal counsel (included in Exhibit 5).

          23.3  Consent of Ryder Scott Company.

          23.4  Consent of Netherland, Sewell & Associates, Inc.

          24 Power of attorney (included in Part II of the Registration Statement).

Item 17.  Undertakings.
----------------------

The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act.

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          Provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in the periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering hereof.

          The undersigned Registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities And Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

          The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act ("Act") in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on the 29th day of April, 1998.

                                  BARRETT RESOURCES CORPORATION


                                  By: /s/ William J. Barrett
                                     -----------------------
                                     William J. Barrett, Chief Executive Officer

                               POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that the undersigned officers and directors of the Registrant, by virtue of their signatures appearing below to this Registration Statement, hereby constitute and appoint William J. Barrett or John F. Keller, and each or either of them, with full power of substitution, as attorneys-in-fact in their names, place and stead to execute any and all amendments to this Registration Statement in the capacities set forth opposite their name and hereby ratify all that said attorneys-in-fact and each of them or his substitutes may do by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


Signature                    Title                                Date
---------                    -----                                ----

/s/ William J. Barrett       Chief Executive Officer, Chairman    April 29, 1998
----------------------       Of The Board, and Director
William J. Barrett           (Principal Executive Officer)


/s/ A. Ralph Reed            President, Chief Operating           April 29, 1998
----------------------       Officer, and Director
A. Ralph Reed

/s/ John F. Keller
----------------------       Executive Vice President, Chief      April 29, 1998
John F. Keller               Financial Officer, and Director
                             (Principal Financial and
                             Accounting Officer)

/s/ C. Robert Buford           Director                           April 29, 1998
----------------------------
C. Robert Buford


/s/ Derrill Cody               Director                           April 29, 1998
----------------------------
Derrill Cody


/s/ James M. Fitzgibbons       Director                           April 29, 1998
----------------------------
James M. Fitzgibbons


/s/ William W. Grant, III      Director                           April 29, 1998
----------------------------
William W. Grant, III


                               Director                           April __, 1998
----------------------------
Paul M. Rady


/s/ James T. Rodgers           Director                           April 29, 1998
----------------------------
James T. Rodgers


 /s/ Philippe S.E. Schreiber   Director                           April 29, 1998
----------------------------
Philippe S.E. Schreiber


/s/ Harry S. Welch             Director                           April 29, 1998
----------------------------
Harry S. Welch